Exhibit 10.1

WARRANT AGREEMENT

THIS WARRANT AGREEMENT (this “Agreement”), dated as of July 3, 2017, is entered into by and between B. Riley Financial, Inc., a Delaware corporation (the “Company”), and Continental Stock Transfer & Trust Company, a New York corporation (the “Warrant Agent”).

WHEREAS, in connection with the closing of the transactions contemplated by the Merger Agreement by and among the Company, Foxhound Merger Sub, Inc., a Delaware corporation, Wunderlich Investment Company, Inc., a Delaware corporation and Stephen Bonnema, in his capacity as the Stockholder Representative, the Company will issue, among other securities, shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”) and warrants, with the Common Stock issuable upon exercise of the warrants (“Warrant Shares”) in substantially the form set forth on Exhibit A hereto (the “Warrants”);

WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer, exchange, redemption and exercise of the Warrants;

WHEREAS, the Company desires to provide for the form and provisions of the Warrants, the terms upon which they shall be issued and exercised, and the respective rights, limitation of rights, and immunities of the Company, the Warrant Agent, and the holders of the Warrants; and

WHEREAS, all acts and things have been done and performed that are necessary to make the Warrants, when executed on behalf of the Company and countersigned by or on behalf of the Warrant Agent, as provided herein, the valid, binding and legal obligations of the Company, and to authorize the execution and delivery of this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company for the Warrants, and the Warrant Agent hereby accepts such appointment and agrees to perform the same in accordance with the terms and conditions set forth in this Agreement.

2. Warrants.

(a) Form of Warrant. Each Warrant shall be in substantially the form of Exhibit A hereto, the provisions of which are incorporated herein and signed by, or bear the facsimile signature of, an authorized officer of the Company and the Warrant Agent. In the event the person whose facsimile signature has been placed upon any Warrant shall have ceased to serve in the capacity in which such person signed the Warrant before such Warrant is issued, it may be issued with the same effect as if he or she had not ceased to be such at the date of issuance.

(b) Registration of Warrant. The Warrant Agent, on behalf of the Company, shall maintain a registry setting forth the name and address of the holder of the Warrant (“registered holder”), as provided by such registered holder to the Company or the Warrant Agent prior to the date hereof (the “Warrant Register”). The Warrant Agent may deem and treat the registered holder as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the registered holder, and for all other purposes, absent written notice to the contrary. The Warrant Agent shall register in the Warrant Register the exercise or the transfer of all or any portion of this Warrant pursuant to the terms of the Warrant.

(c) Effect of Countersignature. Unless and until countersigned by the Warrant Agent pursuant to this Agreement, a Warrant shall be invalid and of no effect and may not be exercised by the holder thereof.

3. Resignation, Consolidation, or Merger of Warrant Agent.

(a) Appointment of Successor Warrant Agent. The Warrant Agent, or any successor to it hereafter appointed, may resign its duties and be discharged from all further duties and liabilities hereunder after giving sixty (60) days’ notice in writing to the Company. If the office of the Warrant Agent becomes vacant by resignation or incapacity to act or otherwise, the Company shall appoint in writing a successor Warrant Agent in place of the Warrant Agent. After appointment, any successor Warrant Agent shall be vested with all the authority, powers, rights, immunities, duties, and obligations of its predecessor Warrant Agent with like effect as if originally named as Warrant Agent hereunder, without any further act or deed; but if for any reason it becomes necessary or appropriate, the predecessor Warrant Agent shall execute and deliver an instrument transferring to such successor Warrant Agent all the authority, powers, and rights of such predecessor Warrant Agent hereunder; upon request of any successor Warrant Agent the Company shall make, execute, acknowledge and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor Warrant Agent all such authority, powers, rights, immunities, duties, and obligations.

(b) Notice of Successor Warrant Agent. In the event a successor Warrant Agent shall be appointed, the Company shall give notice thereof to the predecessor Warrant Agent and the transfer agent for the Common Stock not later than the effective date of any such appointment.

(c) Merger or Consolidation of Warrant Agent. Any corporation into which the Warrant Agent may be merged or with which it may be consolidated or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party shall be the successor Warrant Agent under this Agreement without any further act.

4. Fees and Expenses of Warrant Agent.

(a) Remuneration. The Company agrees to pay the Warrant Agent reasonable remuneration for its services as such Warrant Agent hereunder and will reimburse the Warrant Agent upon demand for all expenditures that the Warrant Agent may reasonably incur in the execution of its duties hereunder.

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(b) Further Assurances. The Company agrees to perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of this Agreement.

5. Liability of Warrant Agent.

(a) Reliance on Company Statement. Whenever in the performance of its duties under this Warrant Agreement the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a statement signed by an executive officer of the Company and delivered to the Warrant Agent. The Warrant Agent may rely upon such statement for any action taken or suffered in good faith by it pursuant to the provisions of this Agreement.

(b) Indemnity. The Warrant Agent shall be liable hereunder only for its own gross negligence, willful misconduct or bad faith. The Company agrees to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and reasonable counsel fees, for anything done or omitted by the Warrant Agent in the execution of this Agreement, except as a result of the Warrant Agent’s gross negligence, willful misconduct or bad faith.

(c) Exclusions. The Warrant Agent shall have no responsibility with respect to the validity of this Agreement or with respect to the validity or execution of any Warrant (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Warrant; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock to be issued pursuant to this Agreement or any Warrant or as to whether any shares of Common Stock will when issued be valid and fully paid and nonassessable.

(d) Acceptance of Agency. The Warrant Agent hereby accepts the agency established by this Agreement and agrees to perform the same upon the terms and conditions herein set forth and, among other things, shall account promptly to the Company with respect to Warrants exercised and concurrently account for, and pay to the Company, all moneys received by the Warrant Agent for the purchase of shares of Common Stock through the exercise of Warrants.

6. Miscellaneous Provisions.

(a) Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns.

(b) Notices. Any notice, statement or demand authorized by this Warrant Agreement to be given or made by the Warrant Agent to the Company shall be delivered by hand or sent by registered or certified mail or overnight courier service, addressed (until another address is filed in writing by the Company with the Warrant Agent) as follows:

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B. Riley Financial, Inc.

21255 Burbank Boulevard, Suite 400

Woodland Hills, California 91367

Facsimile: (818) 746-9170

Email: aforman@brileyfin.com

Attn: Alan N. Forman

Any notice, statement or demand authorized by this Agreement to be given or made by the Company to the Warrant Agent shall be delivered by hand or sent by registered or certified mail or overnight courier service, addressed (until another address is filed in writing by the Warrant Agent with the Company) as follows:

Continental Stock Transfer & Trust Company

17 Battery Place

New York, New York 10004

Attn: Compliance Department

Any notice, sent pursuant to this Warrant Agreement shall be effective, if delivered by hand, upon receipt thereof by the party to whom it is addressed, if sent by overnight courier, on the next business day of the delivery to the courier, and if sent by registered or certified mail on the third day after registration or certification thereof.

(c) Applicable Law. The validity, interpretation and performance of this Agreement and of the Warrants shall be governed in all respects by the laws of the State of Delaware, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The Company hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any such process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 6(b) hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim.

(d) Persons Having Rights under this Agreement. Nothing in this Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the parties hereto and the registered holders of the Warrants, any right, remedy, or claim under or by reason of this Warrant Agreement or of any covenant, condition, stipulation, promise, or agreement hereof. All covenants, conditions, stipulations, promises, and agreements contained in this Warrant Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors and assigns and of the registered holders of the Warrants.

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(e) Examination of the Warrant Agreement. A copy of this Agreement shall be available at all reasonable times at the office of the Warrant Agent in the Borough of Manhattan, City and State of New York, for inspection by the registered holder of any Warrant. The Warrant Agent may require any such holder to submit his, her or its Warrant for inspection by it.

(f) Counterparts. This Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

(g) Effect of Headings. The section headings herein are for convenience only and are not part of this Warrant Agreement and shall not affect the interpretation thereof.

(h) Amendments. All modifications or amendments to this Agreement shall require the written consent of each of the signatories hereto.

(i) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

(j) Conflict. In the event that there is a conflict or inconsistency between, or ambiguity arising as a result of, the terms of the Warrant and the terms of this Warrant Agreement, the terms of the Warrant shall control.

[Signature page follows]

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IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

B. RILEY FINANCIAL, INC.

By:	/s/ Phillip J. Ahn
Name: Phillip J. Ahn
Title: Chief Financial Officer & Operating Officer

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:	/s/ Kevin Jennings
Name: Kevin Jennings
Title: Vice President

EXHIBIT A

THIS SECURITY, AS WELL AS THE PURCHASER COMMON STOCK UNDERLYING THIS SECURITY, HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THIS SECURITY, AS WELL AS THE PURCHASER COMMON STOCK UNDERLYING THIS SECURITY, MAY NOT BE OFFERED FOR SALE, SOLD, ASSIGNED OR OTHERWISE TRANSFERRED (I) IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT, (II) IN THE ABSENCE OF AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS, AS EVIDENCED (IF REQUIRED BY THE PURCHASER) BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE PURCHASER AND ITS TRANSFER AGENT OR (III) UNLESS SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT (PROVIDED THAT THE TRANSFEROR PROVIDES THE PURCHASER WITH REASONABLE ASSURANCES (IN THE FORM OF A SELLER REPRESENTATION LETTER AND A BROKER REPRESENTATION LETTER, IN EITHER CASE AS MAY BE APPLICABLE) THAT THE SECURITIES MAY BE SOLD PURSUANT TO SUCH RULE). NO REPRESENTATION IS MADE BY THE PURCHASER AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT FOR RESALES OF THIS SECURITY, OR THE PURCHASER COMMON STOCK UNDERLYING THIS SECURITY.

B. RILEY FINANCIAL, INC.

WARRANT

Warrant No. [ ]	Dated: [ ]

B. Riley Financial, Inc., a Delaware corporation (the “Purchaser”), hereby certifies that, for value received, [WIC Stockholder] or its permitted assigns (the “Holder”), is entitled, upon the terms hereinafter set forth, to acquire from the Purchaser [ ] fully paid and nonassessable shares of Purchaser Common Stock (“Warrant Shares”) at an initial purchase price per share of Purchaser Common Stock equal to the Warrant Price, at any time during the period (the “Exercise Period”) commencing on the date hereof and terminating at 5:00 p.m., New York time on July 3, 2022 (the “Expiration Date”). This Warrant (this “Warrant”) is being delivered pursuant to that certain Merger Agreement, dated as of May 17, 2017, among the Purchaser, Merger Sub, Wunderlich Investment Company, Inc. (the “Company”), and the Stockholder Representative (the “Merger Agreement”) and pursuant to that certain Warrant Agreement by the Purchaser, and Continental Stock Transfer & Trust Company, a New York corporation (the “Warrant Agent”). The term “Warrant Price” as used in this Warrant shall mean $17.50, subject to adjustment pursuant to Section 5.

1. Definitions. In addition to the terms defined elsewhere in this Warrant, capitalized terms that are not otherwise defined herein have the respective meanings given to such terms in the Merger Agreement.

2. [Reserved].

3. Duration of Warrant. This Warrant may be exercised only during the Exercise Period. In the event that this Warrant is not exercised on or before the Expiration Date, this Warrant shall be automatically and immediately cancelled and terminated and shall forthwith become void and the Purchaser shall have no obligation to issue, and the Holder shall have no right to acquire, any Warrant Shares under this Warrant.

4. Exercise of Warrant and Issuance of Warrant Shares

(a) Exercise. Subject to the terms set forth herein, the right to purchase the Warrant Shares represented by this Warrant may be exercised by the Holder hereof by surrendering it to the Purchaser, with an exercise notice, in the form attached hereto (the “Exercise Notice”), appropriately completed and duly executed, and by paying in full the Warrant Price for the Warrant Shares thereby purchased, at the election of the holder, either:

(i) by tendering in cash, by certified or cashier’s check payable to the order of the Purchaser, or by wire transfer of immediately available funds to an account designated by the Purchaser (such manner of exercise, a “Cash Exercise”); provided, that the Holder provides the information on the Exercise Notice that is reasonably necessary for the Purchaser to issue the Warrant Shares in compliance with U.S. federal securities law; or

(ii) without payment of cash, by reducing the number of Warrant Shares obtainable upon the exercise of this Warrant and payment of the Warrant Price in cash so as to yield a number of Warrant Shares obtainable upon the exercise of this Warrant equal to quotient obtained by dividing (x) the product of the number of Warrant Shares, multiplied by the excess of the Fair Market Value over the Warrant Price by (y) the Fair Market Value (such manner of exercise, a “Cashless Exercise”). For purposes of this Warrant, “Fair Market Value” means (A) if at the time of the Cashless Exercise shares of Purchaser Common Stock is listed or quoted for trading on the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market, OTC Bulletin Board or any other national securities or over-the-counter exchange (such principal exchange for Purchaser Common Stock, the “Exchange”), then the volume-weighted averages of the trading prices of shares of Purchaser Common Stock on the applicable Exchange (as reported by Bloomberg L.P. or, if such information is no longer available from Bloomberg L.P., as available from a comparable internationally recognized source determined by the Purchaser acting reasonably), on the fifteen (15) consecutive days on which shares of Purchaser Common Stock are traded on such Exchange (each such day, a “Trading Day”) ending on (and including) the Trading Day that is the Trading Day immediately prior to such date; or (B) if at the time of the Cashless Exercise shares of Purchaser Common Stock is not listed or quoted for trading on an Exchange, then the fair market value, of a share of Purchaser Common Stock as shall be determined by the Board of Directors of the Purchaser (the “Board”) in its good faith judgment.

provided, however, that notwithstanding the foregoing, the issuance of shares of Purchaser Common Stock or other securities upon the exercise of this Warrant shall be made without charge to the Holder for any issue in respect thereof; provided, however, if at any time the Purchaser Common Stock is not a “covered security” under Section 18(b) of the Securities Act, the Purchaser may, at its option, require the exercise of this Warrant to be a Cashless Exercise.

(b) Issuance of Common Stock on Exercise. As soon as commercially reasonable, but in any event within three (3) business days after the exercise of this Warrant, and, in the event of a Cash Exercise, the clearance of the funds in payment of the Warrant Price, the Purchaser shall issue to the Holder of this Warrant, in book entry form, shares of Purchaser Common Stock to which such Holder is entitled, registered in such name or names as may be directed by such Holder. The Purchaser’s obligations to issue and deliver the Warrant Shares in accordance with the terms hereof are absolute and unconditional. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, damages, a decree of specific performance and/or injunctive relief with respect to the Purchaser’s failure to timely deliver shares of Purchaser Common Stock upon exercise of this Warrant pursuant to the terms hereof.

(c) Valid Issuance. All shares of Purchaser Common Stock issued or delivered upon the proper exercise of this Warrant shall be newly issued shares or shares held in treasury by the Purchaser, duly authorized, validly issued, fully paid and nonassessable, and free and clear of all Liens (other than restrictions imposed by applicable securities laws or Liens created by the Holder or its Affiliates) and shall not be subject to any preemptive rights or similar rights and shall rank pari passu in all respects with other existing shares of Purchaser Common Stock. For purposes hereof, “Lien” means all mortgages, deeds of trust, liens, pledges, charges, security interests, easements, restrictive covenants, rights-of-way, leases, purchase agreements, options, and other encumbrances. At any time that this Warrant is outstanding, the Purchaser shall reserve and keep available a number of shares of Purchaser Common Stock which the Purchaser may be liable to issue upon exercise of this Warrant in accordance with the terms and conditions of this Warrant.

(d) Date of Issuance. Each person or entity in whose name any shares of Purchaser Common Stock are issued shall for all purposes be deemed to have become the holder of record of such shares of Purchaser Common Stock on the date on which this Warrant was surrendered and payment of the Warrant Price was made, irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is a date when the share transfer books of the Purchaser are closed, such person or entity shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the share transfer books are open. The Purchaser shall have no obligation to issue any physical stock certificates (provided that such book entry interests will continue to bear any required restrictive legends) in respect of any Warrant Shares.

(e) No Fractional Shares or Scrip. No fractional shares of Purchaser Common Stock or other equity interests or scrip representing fractional shares shall be issued upon exercise of this Warrant. In lieu of any fractional share to which a Holder would otherwise be entitled, the Holder shall be entitled to receive a cash payment equal to the Fair Market Value of such fractional share of Purchaser Common Stock.

(f) No Rights as Stockholders. This Warrant does not entitle the Holder to (i) receive dividends or other distributions, (ii) consent to any action of the stockholders of the Purchaser, (iii) receive notice of or vote at any meeting of stockholders, (iv) receive notice of any other proceedings of the Purchaser or (v) exercise any other rights whatsoever, in any such case, as a stockholder of the Purchaser prior to the date of exercise hereof.

(g) Revocation of Exercise. Holder may, at any time, but in any event within two (2) business days after the exercise of this Warrant, prior to the issuance of the shares of Purchaser Common Stock, revoke all or part of the relevant Warrant exercise by delivery of a notice to such effect to Purchaser, whereupon Purchaser and Holder shall each be restored to their respective positions immediately prior to the exercise of the relevant portion of this Warrant.

5. Certain Adjustments. The number of Warrant Shares issuable upon exercise of this Warrant, as well as the Warrant Price, are subject to adjustment from time to time as set forth in this Section 5.

(a) Stock Splits, Subdivisions, Reclassifications or Combinations. If the Purchaser shall at any time or from time to time (i) declare, order, pay or make a dividend or make a distribution on Purchaser Common Stock in shares of Purchaser Common Stock, (ii) split, subdivide or reclassify the outstanding shares of Purchaser Common Stock into a greater number of shares, or (iii) combine or reclassify the outstanding shares of Purchaser Common Stock into a smaller number of shares, the number of Warrant Shares issuable upon exercise of this Warrant at the time of the record date for such dividend or distribution or the effective date of such split, subdivision, combination or reclassification shall be proportionately adjusted so that the Holder immediately after such record date or effective date, as the case may be, shall be entitled to purchase the number of shares of Purchaser Common Stock which such holder would have owned or been entitled to receive in respect of the shares of Purchaser Common Stock subject to this Warrant after such date had this Warrant been exercised in full immediately prior to such record date or effective date, as the case may be (disregarding whether or not this Warrant had been exercisable by its terms at such time), subject to the provisions of Section 5(e). In the event of such adjustment, the Warrant Price in effect at the time of the record date for such dividend or distribution or the effective date of such split, subdivision, combination or reclassification shall be immediately adjusted to the number obtained by dividing (x) the product of (1) the number of Warrant Shares issuable upon the exercise of this Warrant in full before the adjustment determined pursuant to the immediately preceding sentence (disregarding whether or not this Warrant was exercisable by its terms at such time) and (2) the Warrant Price in effect immediately prior to the record or effective date, as the case may be, for the dividend, distribution, split, subdivision, combination or reclassification giving rise to such adjustment by (y) the new number of Warrant Shares issuable upon exercise of the Warrant in full determined pursuant to the immediately preceding sentence (disregarding whether or not this Warrant is exercisable by its terms at such time).

(b) Other Distributions. If the Purchaser shall fix a record date for the making of a dividend or other distribution (by spin-off or otherwise) on shares of Purchaser Common Stock, whether in cash, equity interests of the Purchaser, other securities of the Purchaser, evidences of indebtedness of the Purchaser or any other Person or any other property, or any combination thereof, excluding (i) dividends or distributions subject to adjustment pursuant to Section 5(a) or (ii) cash dividends solely on shares of Purchaser Common Stock out of surplus or net profits legally available therefor (determined in accordance with the General Corporation Law of the State of Delaware), then in each such case, the number of Warrant Shares issuable upon exercise of this Warrant (disregarding whether or not this Warrant had been exercisable by its terms at such time) shall be increased by multiplying such number of Warrant Shares by a fraction, the numerator of which is the Fair Market Value per share of Purchaser Common Stock on the last trading day preceding the first date on which the Purchaser Common Stock trades regular way on the Exchange on which the Purchaser Common Stock is listed or admitted to trading without the right to receive such dividend or distribution and the denominator of which is the Fair Market Value per share of Purchaser Common Stock on such trading day less the Fair Market Value of the cash and/or any other property, as applicable, to be so paid or distributed in such dividend or distribution in respect of one share of Purchaser Common Stock (in each case as of the record date of such dividend or distribution); such adjustment shall take effect on the record date for such dividend or distribution. In the event of such adjustment, the Warrant Price shall immediately be decreased by multiplying such Warrant Price by a fraction, the numerator of which is the number of Warrant Shares issuable upon the exercise of this Warrant in full immediately prior to such adjustment (disregarding whether or not this Warrant was exercisable by its terms at such time), and the denominator of which is the new number of Warrant Shares issuable upon exercise of this Warrant determined in accordance with the immediately preceding sentence. Notwithstanding the foregoing, in the event that the Fair Market Value of the cash and/or any other property, as applicable, to be so paid or distributed in such dividend or distribution in respect of one share of Purchaser Common Stock (in each case as of the record date of such dividend or distribution) is equal to or greater than the Fair Market Value per share of Purchaser Common Stock on such record date, then proper provision shall be made such that upon exercise of this Warrant, the Holder shall receive, in addition to the applicable Warrant Shares, the amount and kind of such cash and/or any other property such Holder would have received had such Holder exercised this Warrant immediately prior to such record date (disregarding whether or not this Warrant had been exercisable by its terms at such time). For purposes of the foregoing, in the event that such dividend or distribution in question is ultimately not so made, the Warrant Price and the number of Warrant Shares issuable upon exercise of this Warrant then in effect shall be readjusted, effective as of the date when the Board determines not to make such dividend or distribution, to the Warrant Price that would then be in effect and the number of Warrant Shares that would then be issuable upon exercise of this Warrant if such record date had not been fixed.

(c) Replacement of Securities upon Reorganization, etc. In case of any recapitalization, reclassification or reorganization of the outstanding Purchaser Common Stock (other than a change under Section 5(a) or Section 5(b) or that solely affects the par value of such Purchaser Common Stock), or in the case of any amalgamation, conversion, merger or consolidation of the Purchaser with or into another corporation or other entity (other than a consolidation or merger in which the Purchaser is the continuing corporation), or in the case of any sale, lease, license, transfer or conveyance to another corporation or entity of the assets or other property of the Purchaser as an entirety or substantially as an entirety in connection with which the Purchaser is dissolved, liquidated or wound up or any exchange or tender offer for equity securities of the Purchaser (a “Reorganization Transaction”), the Holder of this Warrant shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in this Warrant and in lieu of the Purchaser Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such Reorganization Transaction that the Holder of this Warrant would have received if such holder had exercised this Warrant immediately prior to such event (the “Alternative Issuance”); provided, however, that (i) if the holders of Purchaser Common Stock were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such Reorganization Transaction and the Holder fails to make an election, then the kind and amount of securities, cash or other assets constituting the Alternative Issuance for which this Warrant shall become exercisable shall be deemed to be the weighted average of the kind and amount received per share by the holders of Purchaser Common Stock in such Reorganization Transaction that affirmatively make such election, and (ii) if a tender, exchange or redemption offer shall have been made to and accepted by the holders of Purchaser Common Stock under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the outstanding Purchaser Common Stock, the Holder of record of this Warrant shall be entitled to receive as the Alternative Issuance, the highest amount of cash, securities or other property to which such holder would actually have been entitled as a stockholder if the Holder had exercised this Warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the Purchaser Common Stock held by such Holder had been purchased pursuant to such tender or exchange offer, subject to adjustments (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in this Section 5. Subject to Section 7(a), in case of any Reorganization Transaction, provision shall be made in such transaction so that the holders of this Warrant shall be entitled, but not obligated, to participate in whole or in part in such Reorganization Transaction directly by surrendering such Warrant in exchange for the kind and amount of shares of stock or other securities or property (including cash) receivable in such Reorganization Transaction applicable to this Warrant on an as-converted basis. If any recapitalization, reclassification or reorganization also results in a change in Common Stock covered by both Section 5(a) and this Section 5(c), then such adjustment shall be made pursuant to both Section 5(a) and this Section 5(c). The provisions of this Section 5(c) shall similarly apply to successive recapitalizations, reclassifications, reorganizations, amalgamations, conversions, mergers or consolidations, sales, leases, licenses, transfers, conveyances and other similar transactions, and the Purchaser shall not effect any such transaction unless, prior to the consummation thereof, the successor person or entity (if other than the Purchaser) resulting from such transaction, shall assume, by written instrument substantially similar in form and substance to this Warrant and reasonably satisfactory to the majority in interest of the Holder, the obligation to deliver to the Holder such shares of stock, securities or assets which, in accordance with the foregoing provisions, such registered Holder shall be entitled to receive upon exercise of this Warrant held by them. With respect to any corporate event or other transaction contemplated by the provisions of this Section 5(c), the Holder shall have the right to elect prior to the consummation of such event or transaction, to give effect to the exercise rights contained herein instead of giving effect to the provisions contained in this Section 5(c) with respect to this Warrant.

(d) Notices of Changes in Warrant. Upon every adjustment of the Warrant Price or the number of Warrant Shares issuable upon exercise of this Warrant, the Purchaser shall give prompt written notice thereof to the Holder, which notice shall state the increase or decrease, if any, in the Warrant Price resulting from such adjustment and the increase or decrease, if any, in the number of Warrant Shares purchasable at the Warrant Price, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Upon the occurrence of any event specified in Sections 5(a), 5(b), or 5(c), the Purchaser shall give written notice of the occurrence of such event to the Holder of record of this Warrant, at the last address set forth for such holder in the Warrant Register, of the record date or the effective date of the event. In the case of any action which would require the fixing of a record date, such notice shall be given at least 10 days prior to the date so fixed. In case of all other action, unless such notice and the contents thereof shall be deemed to constitute material non-public information, such notice shall be given at least 10 days prior to the taking of such proposed action. Failure to give any notice pursuant to this Section 5(d), or any defect therein, shall not affect the legality or validity of such event.

(e) No Change to Warrant. This Warrant need not be changed because of any adjustment pursuant to Section 5.

(f) Rounding of Calculations; Minimum Adjustments. All calculations under this Section 5 shall be made to the nearest one-tenth (1/10th) of a cent or to the nearest one-hundredth (1/100th) of a share, as the case may be. Any provision of this Section 5 to the contrary notwithstanding, no adjustment in the Warrant Price or the number of Warrant Shares into which this Warrant is exercisable shall be made if the amount of such adjustment would be less than $0.01 or one-tenth (1/10th) of a share of Purchaser Common Stock, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or 1/10th of a share of Purchaser Common Stock, or more.

6. Transfers.

(a) Assignment Form; Registration. This Warrant may be offered for sale, sold, transferred or assigned without the consent of the Purchaser, subject to this Section 6 and providing the Purchaser with written notice of such transfer. After prompt written notice of such transfer, the Purchaser shall register such transfer, from time to time, of this Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached hereto duly completed and signed (each, an “Assignment Form”), to the Purchaser at its address specified herein. Upon any such registration of transfer, a new warrant (any such new warrant, a “New Warrant”) evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of any New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of this Warrant.

(b) Opinion. In connection with any such transfer, upon reasonable request by the Purchaser to such transferring Holder at the expense of such Holder, such Holder will give to the Purchaser an opinion of counsel (which may be in-house counsel or outside counsel to such Holder or its investment adviser) in form and substance reasonably satisfactory to the Purchaser to the effect that the proposed transfer of this Warrant may be effected without registration or qualification of this Warrant under the Securities Act or California, Delaware or New York state securities law.

(c) Exchange of Warrant. This Warrant may be surrendered to the Purchaser, together with a written request for exchange, and thereupon the Purchaser shall issue in exchange therefor the New Warrant as requested by the Holder of record of this Warrant so surrendered, representing an equal aggregate number of Warrant Shares, registered in the name of such surrendering holder.

(d) Fractional Warrants. The Purchaser shall not be required to effect any registration of transfer or exchange which shall result in the issuance of a fraction of a warrant.

(e) Service Charges. No service charge shall be made for any exchange or registration of transfer of this Warrant.

7. Other Provisions Relating to Rights of the Holder of this Warrant.

(a) Mandatory Exercise Upon Change of Control. Notwithstanding anything to the contrary contained herein, in the event of the consummation prior to the Exercise Period of a Reorganization Transaction where all outstanding shares of Purchaser Common Stock are exchanged solely for cash consideration, the Purchaser shall have the right to cause the Holder to exercise this Warrant; provided that the Purchaser must give written notice to the Holder at least ten (10) business days prior to the date of consummation of such qualifying Reorganization Transaction, which notice shall specify the expected date on which such qualifying Reorganization Transaction is to take place and set forth the facts with respect thereto as shall be reasonably necessary to indicate the amount of cash deliverable upon exercise of this Warrant and to each outstanding share of Purchase Common Stock; provided, further, that the Purchaser may only cause this Warrant to be exercised concurrently with the consummation of such qualifying Reorganization Transaction. In the event that the Holder is required to exercise this Warrant pursuant to this Section 7(a), the Holder shall notify the Purchaser within five (5) business days after receiving the Purchaser’s written notice described above in this Section 7(a) whether it is electing to exercise this Warrant through a Cash Exercise or a Cashless Exercise. In the event that (i) the Holder does not provide such notice within five (5) business days after receiving the Purchaser’s written notice described above in this Section 7(a), or (ii) the Holder elects a Cash Exercise but does not pay the applicable Warrant Price for the Warrant Shares thereby purchased to the Purchaser upon the consummation of such qualifying Reorganization Transaction, then the Purchaser shall effect the exercise of this Warrant through a Cashless Exercise.

(b) Lost, Stolen, Mutilated, or Destroyed Warrant. If this Warrant is lost, stolen, mutilated, or destroyed, the Purchaser may on such terms as to indemnity or otherwise as it may in its reasonable discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a New Warrant of like denomination, tenor, and date as this Warrant so lost, stolen, mutilated, or destroyed. Any such New Warrant shall constitute a substitute contractual obligation of the Purchaser, whether or not the allegedly lost, stolen, mutilated, or destroyed Warrant shall be at any time enforceable by anyone.

(c) No Impairment. The Purchaser will not, by amendment of its governing documents or through any recapitalization, reclassification, reorganization, amalgamation, conversion, merger, consolidation, or through any sale, lease, license, transfer, conveyance of its assets, or through any other similar transactions, or through any dissolution, liquidation, winding up of the Purchaser or through issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the registered Holders against impairment. Without limiting the generality of the foregoing, the Purchaser (i) will not increase the par value of any shares of Purchaser Common Stock issuable upon exercise of this Warrant above the amount payable therefor on such exercise, (ii) will take all such action as may be reasonably necessary or appropriate in order that the Purchaser may validly and legally issue fully paid and nonassessable shares Purchaser Common Stock upon the exercise of this Warrant, and (iii) will not close its stockholder books or records in any manner which interferes with the timely exercise of this Warrant.

(d) Further Assurances. The Purchaser shall take such actions as are required in order for the Purchaser to satisfy its obligations under this Warrant, including, without limitation, using commercially reasonable efforts to obtain the approval of the holders of any class or series of capital stock or making any filings, in each case as required pursuant to applicable law or the listing requirements (if any) of any national securities exchange on which any class or series of capital stock is then listed or traded. The Purchaser further agrees to cooperate with the Holders in the making of any filings under applicable law that are to be made by the Purchaser or any Holder in connection with the exercise of the Holder’s rights under this Warrant.

8. Charges, Taxes and Expenses. The Purchaser shall from time to time promptly pay any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense that may be imposed upon the Purchaser in respect of the issuance or delivery of Common Stock to the registered holder thereof upon the exercise of this Warrant, including such taxes imposed pursuant to Section 4, but the Purchaser shall not be obligated to pay any transfer taxes associated with transfers by the holder of this Warrant or Warrant Shares.

9. Successors. All the covenants and provisions of this Warrant by or for the benefit of the Purchaser shall bind and inure to the benefit of their respective successors and assigns. The Purchaser will not amalgamate, merge, convert or consolidate with or into, or sell, transfer, license or lease all or substantially all of its property or assets to, any other party unless the successor, transferee, licensee or lessee party, as the case may be (if not the Purchaser), assumes (expressly or by operation of law) the due and punctual performance and observance of each and every covenant and condition of this Warrant to be performed and observed by the Purchaser.

10. Notices. All notices, statements or other documents which are required or contemplated by this Warrant (including without limitation the delivery of any Exercise Notice or Assignment Form, the surrender of this Warrant and the issuance of any New Warrant) to be given, delivered or made by the Purchaser or the Holder to the other shall be in writing (each a “Notice”) and shall be: (a) delivered personally or by commercial messenger; (b) sent via a recognized overnight courier service; (c) sent by registered or certified mail, postage pre-paid and return receipt requested; or (d) sent by facsimile transmission, provided confirmation of receipt is received by sender and the original Notice is sent or delivered contemporaneously by an additional method provided in this Section 10; in each case so long as such Notice is addressed to the intended recipient thereof as set forth below:

If to the Purchaser:

B. Riley Financial, Inc.

21255 Burbank Boulevard, Suite 400

Woodland Hills, California 91367

Facsimile: (818) 746-9170

Email: aforman@brileyfin.com

Attn: Alan N. Forman

If to the Holder: as set forth on the Warrant Registry

Any party may change its address specified above by giving each party Notice of such change in accordance with this Section 10. Any Notice shall be deemed given upon actual receipt (or refusal of receipt).

11. Applicable Law. The validity, interpretation, and performance of this Warrant shall be governed in all respects by the laws of the State of Delaware, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The Purchaser hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Warrant shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Purchaser hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

12. Persons Having Rights under this Warrant. Nothing in this Warrant expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the parties hereto and the Holder of this Warrant any right, remedy, or claim under or by reason of this Warrant or of any covenant, condition, stipulation, promise, or agreement hereof. All covenants, conditions, stipulations, promises, and agreements contained in this Warrant shall be for the sole and exclusive benefit of the parties hereto and their successors and assigns and of the Holder of this Warrant, each of whom is a third party beneficiary of this Warrant.

13. Effect of Headings. The section headings herein are for convenience only and are not part of this Warrant and shall not affect the interpretation thereof.

14. Amendment and Waiver. All modifications or amendments, including any amendment to increase the Warrant Price, change the number of shares of Purchaser Common Stock issuable upon exercise of this Warrant or shorten the Exercise Period, shall require the written consent of the Holder of this Warrant. Notwithstanding the foregoing, the Purchaser may extend the duration of the Exercise Period pursuant to Section 3 without the consent of the Holder of this Warrant.

15. Miscellaneous.

(a) This Warrant shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Warrant or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Warrant a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

(b) If the Purchaser fails to perform, comply with or observe any covenant or agreement to be performed, complied with or observed by it under this Warrant, the Holder may proceed to protect and enforce its rights by suit in equity or action at law, whether for specific performance of any term contained in this Warrant or for an injunction against the breach or threatened breach of any such term or in aid of the exercise of any power granted in this Warrant or to enforce any other legal or equitable right, or to take any one or more of such actions. The Purchaser hereby agrees that the Holder shall not be required or otherwise obligated to, and hereby waives any right to demand that such Holder, post any performance or other bond in connection with the enforcement of its rights and remedies hereunder. None of the rights, powers or remedies conferred under this Warrant shall be mutually exclusive, and each right, power or remedy shall be cumulative and in addition to any other right, power or remedy whether conferred by this Warrant or now or hereafter available at law, in equity, by statute or otherwise.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK,

SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, the Purchaser and Holder have caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

B. RILEY FINANCIAL, INC.

By:
Name:
Title:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:
Name:
Title:

FORM OF EXERCISE NOTICE

(To be executed by the Holder to exercise the right to purchase shares of Purchaser Common Stock under the foregoing Warrant)

To B. Riley Financial, Inc.:

The undersigned is the Holder of Warrant No. _______ (the “Warrant”) issued by B. Riley Financial, Inc., a Delaware corporation (the “Purchaser”), which accompanies this Exercise Notice. Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Warrant.

1.	The Warrant is currently exercisable to purchase a total of ______________ Warrant Shares.

2.	The undersigned Holder hereby exercises its right to purchase _________________ Warrant Shares pursuant to the Warrant.

3.	The Holder intends that payment of the Warrant Price shall be made as (check one):

☐ “Cash Exercise” under Section 4(a)(i)

☐ “Cashless Exercise” under Section 4(a)(ii)

4.	If the Holder has elected a “Cash Exercise,” the undersigned Holder shall pay the sum of $____________ to the Purchaser in accordance with the terms of the Warrant.

5.	The undersigned Holder confirms to the Purchaser that the following checked representations and agreements are true as of the date hereof:

     It (A) is an “accredited investor” within the meaning of Rule 501(a)(1) under the Securities Act OR (B) either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Warrant Shares, and has so evaluated the merits and risks of such investment; AND

     It is acquiring the Warrant Shares for itself and does not intend to re-offer or re-sell the Warrant Shares in connection with a distribution; AND

     It understands that each Purchaser Warrant is characterized as “restricted security” under the U.S. federal securities laws inasmuch as it is being acquired from the Purchaser in a transaction not involving a public offering and that under U.S. federal securities laws and applicable regulations the Warrant Shares may be resold without registration under the Securities Act only in certain limited circumstances; AND

     It is understood that certificates evidencing the Warrant Shares will bear any legend as required by the Blue Sky laws of any state and a restrictive legend in substantially the form set forth in the Purchase Agreement (as defined in the Warrant).

6.	Pursuant to this exercise, the Purchaser shall deliver to the undersigned Holder _______________ Warrant Shares in accordance with the terms of the Warrant.

7.	Following this exercise, the Warrant shall be exercisable to purchase a total of ______________ Warrant Shares.

Dated: ,	Name of Holder:

(Print)

By:
Name:
Title:

(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

ACKNOWLEDGED AND AGREED TO this ___ day of ___________, 20__ B. RILEY FINANCIAL, INC.

By:
Name:
Title:

FORM OF ASSIGNMENT

[To be completed and signed only upon transfer of Warrant]

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ________________________________ the right represented by the within Warrant to purchase ____________ shares of common stock of B. Riley Financial, Inc. to which the within Warrant relates and appoints ________________ attorney to transfer said right on the books of B. Riley Financial, Inc. with full power of substitution in the premises.

In connection with any transfer of the Warrant, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and is making the transfer pursuant to one of the following:

[Check One]

(1)      to the Purchaser; or

(2)      to an “accredited investor” (as defined in Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”)); or

(3)      pursuant to the exemption from registration provided by Rule 144 under the Securities Act or pursuant to another exemption available under the Securities Act; or

(4)      pursuant to an effective registration statement under the Securities Act.

and unless the box below is checked, the undersigned confirms that the Warrant is not being transferred to an “affiliate” of the Purchaser as defined in Rule 144 under the Securities Act (an “Affiliate”):

☐ The transferee is an Affiliate of the Purchaser.

Dated: ,

(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

Address of Transferee

In the presence of: